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                                                                    EXHIBIT 23.7

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of The Titan Corporation for the registration of shares (the number of which will be determined by an exchange ratio as defined in the Prospectus) of its common stock and to the incorporation by reference therein of our report dated May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the year ended December 31, 1998, included in the Form 8-K/A of The Titan Corporation dated January 19, 2000 filed with the Securities and Exchange Commission. It should be noted that we have not audited any financial statements of Assist Cornerstone Technologies, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                              /s/ Ernst & Young LLP


Salt Lake City, Utah
January 21, 2000